PTO/SB/96 (07-09)
Approved for use through 07/31/2012. OMB 0651-0031
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE

STATEMENT UNDER 37 CFR 3.73(b)

Applicant/Patent Owner: Eaton Scientific Systems, Ltd.

Application No./Patent No.: 11/523,975 Filed/Issue Date: September 19, 2006

Titled:

Eaton Scientific Systems, Ltd. , a California Corporation
(Name of Assignee) (Type of Assignee, e.g., corporation, partnership, university, government agency, etc.

states that it is:

1. [X] the assignee of the entire right, title, and interest in;

2. [ ] an assignee of less than the entire right, title, and interest in
(The extent (by percentage) of its ownership interest is ________ %); or

3. [ ] the assignee of an undivided interest in the entirety of (a complete assignment from one of the joint inventors was made)

the patent application/patent identified above, by virtue of either:

A. [X] An assignment from the inventor(s) of the patent application/patent identified above. The assignment was recorded in the United States Patent and Trademark Office at Reel 018333, Frame 0815, or for which a copy therefore is attached.

OR

B. [ ] A chain of title from the inventor(s), of the patent application/patent identified above, to the current assignee as follows:

1. From: ________________ To: ________________
The document was recorded in the United States Patent and Trademark Office at
Reel ________, Frame ________, or for which a copy thereof is attached.

2. From: ________________ To: ________________
The document was recorded in the United States Patent and Trademark Office at
Reel ________, Frame ________, or for which a copy thereof is attached.

3. From: ________________ To: ________________
The document was recorded in the United States Patent and Trademark Office at
Reel ________, Frame ________, or for which a copy thereof is attached.

[ ] Additional documents in the chain of title are listed on a supplemental sheet(s).

[X] As required by 37 CFR 3.73(b)(1)(i), the documentary evidence of the chain of title from the original owner to the assignee was, or concurrently is being, submitted for recordation pursuant to 37 CFR 3.11.

[NOTE: A separate copy (*i.e.*, a true copy of the original assignment document(s)) must be submitted to Assignment Division in accordance with 37 CFR Part 3, to record the assignment in the records of the USPTO. See MPEP 302.08]

The undersigned (whose title is supplied below) is authorized to act on behalf of the assignee.

Edward W. Withrow III
Signature

9-25-12
Date

Edward W. Withrow III
Printed or Typed Name

Executive Chairman
Title

Application No. 11/523,975
Petition submitted herewith
Attorney Docket No. 06-17254

STATEMENT OF ASSIGNEE EATON SCIENTIFIC SYSTEMS, LTD., IN SUPPORT OF PETITION TO CORRECT INVENTORSHIP

Assignee Eaton Scientific Systems, Ltd., through its representative below, declares as follows:

1. Eaton Scientific Systems, Ltd. consents to the addition of Jennifer R. Berman, M.D. as a co-inventor of the present invention, and it has no disagreement in regard to and does not oppose this requested change.

2. I hereby declare that all statements made herein of my own knowledge are true and that all statements made on information and belief are believed to be true; and further that these statements were made with the knowledge that willful false statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of the United States Code (18 U.S.C. § 1001), and that such willful false statements may jeopardize the validity of the application or any patent issued thereon.

I declare under penalty of perjury that the foregoing is true and correct.

EATON SCIENTIFIC SYSTEMS, LTD.

Date: 9 - 25, 2012

[signature]
Edward W. Withrow III, Executive Chairman

Location: Santa Monica, CA

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